                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE


$ 609,180.73                                                     May 6, 2002


         FOR VALUE RECEIVED, the undersigned hereby unconditionally promises to pay on or before March 31, 2003 to the order of DAISYTEK INCORPORATED, a Delaware corporation (the "COMPANY"), in lawful money of the United States, the principal amount set forth in Attachment B, together with interest thereon and at the times as therein provided.

         Interest shall accrue on the outstanding principal balance hereof at a fluctuating rate per annum equal to the rate of interest charged to the Company pursuant to that certain Credit Agreement dated as of April 24, 2002 by and among the Lenders named therein, Bank of America, National Association, as agent for the Lenders, the Company and each of the other Obligated Parties identified therein (the "CREDIT AGREEMENT") for a LIBOR Rate Revolving Loan (as defined in the Credit Agreement) with perpetual Interest Periods (as defined in the Credit Agreement) equal to one month for the entire duration that the indebtedness evidenced by this note remains outstanding, as such rate may change from time to time and/or from one Interest Period to the next Interest Period, as the case may be. Should the Credit Agreement no longer exist then the interest rate used shall be the rate charged to the Company by its primary lender for the Company's US operations.

         The undersigned hereby agrees that if he fails to repay the principal and accrued interest on this note at the times specified herein, then in addition to all other rights and remedies available to the Company, options for shares of stock of the Company held by the undersigned shall, subject to any conflicting provisions contained in Article 9 of the Uniform Commercial Code, terminate upon written notice being sent from the Company to the undersigned. The Company's ability to terminate options shall be limited to those options having a value determined in accordance with the Black-Scholes Option Pricing Model to have a value in the aggregate not to exceed the total amount due under this note together with the expenses of collection.

         The undersigned hereby grants a security interest in all of his right, title and interest, including the right to receive any shares of stock of the Company, under that certain Option Agreement governing the options listed on Attachment A between the undersigned and the Company (the "OPTION AGREEMENT") as collateral security for the obligation of the undersigned to repay the indebtedness evidenced by this note in accordance with its terms. The undersigned hereby directs the Company to mark its records with respect to the Option Agreement to note the security interest granted hereunder and hereby irrevocably makes, constitutes and appoints the Company as the undersigned's true and lawful attorney, with power to (i) issue to itself any shares under the Option Agreement that the undersigned would otherwise be entitled to in the event that the undersigned is in default under this note and exercises any rights under the Option Agreement and (ii) file a financing statement with the Texas Secretary of State pursuant to the Uniform Commercial Code as enacted by the State of Texas (the "TEXAS UCC"). The appointment of the Company as the undersigned's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the obligations under this note have been fully and finally paid. The undersigned intends that the security interest granted



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herein to the Company shall be in addition to all other rights that the Company may have against the undersigned for the enforcement of the indebtedness evidenced hereby. The Company shall have all the rights of a secured party under the Texas UCC in respect of the security interest granted hereby. The undersigned agrees to execute a customary form of blank stock powers with respect to all shares he may be entitled to receive under the Option Agreement. Notwithstanding the grant of the security interest, the exercise of the option shall be solely at the discretion of the undersigned.

         This note may be prepaid, in whole or in part, at one time or from time to time, without premium or penalty with such prepayments to be applied to the installments in their reverse order of maturity.

         The Company may declare this note to be immediately due and payable upon the termination of the employment of the undersigned by the Company whether such termination is for cause, not for cause, voluntary or involuntary, death, disability, or resignation.

         The undersigned hereby waives presentment, demand for payment, protest and notice of dishonor of this note.

         The note is binding upon the undersigned and her heirs, estate, representatives, successors and assigns, and shall inure to the benefit of the Company and its successors and assigns.

         This note shall supersede and replace in all respects all prior notes executed and delivered by the undersigned to the Company.

         Notwithstanding anything herein to the contrary, no provision of this note shall require the payment or permit the collection of interest in excess of the maximum rate permitted by applicable law as the same exists from day to day during the term hereof (the "Maximum Rate"). If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this note or otherwise in connection with this loan transaction, the provisions of this paragraph shall govern and prevail, and neither the undersigned nor the sureties, guarantors, successors or assigns of the undersigned shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted or otherwise should arise, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to the undersigned.



                                                    ----------------------------
                                                    Jim Powell


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                   ATTACHMENT A: OPTION GRANTS FOR JIM POWELL




                                                   TOTAL
                                                 # SHARES
            GRANT DATE         EXERCISE PRICE    OUTSTANDING
            ----------         --------------    -----------
            04/17/1997            $  7.82           64,791
            12/15/1998            $  8.05          203,745
            09/08/1999            $  5.71          193,845
            07/12/2000            $6.3125          175,000
            04/02/2001            $  7.50          125,000
            02/25/2002            $ 12.76           75,000

                  ATTACHMENT B: DATES OF REPAYMENT OF PRINCIPAL


$200,000.00 plus interest thereon shall be paid within 20 business days after the later of July 1, 2002 or the third business day following the public announcement of the completion or termination of the Offer. "Offer" means that certain offer by the Issuer to acquire all of the ordinary share capital of ISA International plc, a public limited company listed on the Alternative Investment Market of the London Stock Exchange and organized under the laws of England and Wales as described in the offer announcement date May 7, 2002.

$409,180.73 plus interest thereon together with all remaining amounts of principal and interest shall be paid on or before March 31, 2003